EXHIBIT (p)(1)(j)

                         FIRST PACIFIC MUTUAL FUND, INC.
                                  CODE OF ETHICS
                                   ATTACHMENT A
                            Effective:  July 27, 2000
                            Amended:  June 1, 2009

List of Access Persons
Clementine Benemerito - Administration
Andrea Chan - Wealth Manager
Clayton Chow - Director
Summer Chun -Wealth Manager
Louis D'Avanzo - Portfolio Manager
Christina Morneau-Dyas - Administration
William Evans - Administration
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Lynden Keala - Director
Brandon Kikuchi
Lugene Lee - Secretary
Terrence Lee - President and CEO, Interested Director
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Stuart Marlowe - Director
Charlotte Meyer - Assistant Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Karen Nakamura - Director
Ai-Chun Rakieten - Administration
Kim Scoggins - Director
Nora Simpson - Treasurer and Chief Compliance Officer


List of Investment Personnel
Louis D'Avanzo - Portfolio Manager
Terrence Lee - President and CEO, Director


Review Officer
Nora Simpson - Chief Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Interested Director